Exhibit 99.1

From: Link, Brian [BKG-IB] <###>

Sent: Tuesday, February 4, 2025 20:42

To: Diego Simonian <###>; Bruce Mendelsohn <###>

Cc: Grier, John F [BKG-IB] <###>; Patel, Sagar1 [BKG-IB] <###>

Subject: Follow-up

On behalf of Frontier Group Holdings, Inc. (“Frontier”), please find below key terms of Frontier’s revised proposal (“Revised Proposal”). Also attached is a summary capitalization schedule and term sheet for the proposed “take-back” debt as previewed on our call earlier this evening.

Key Terms

•

Our Revised Proposal provides for the issuance of $400 million 2nd Lien Term Loan B / Bond (“take-back debt”) and 19.0% of Frontier’s common equity at closing, to be distributed to the Holders of Senior Secured Notes, Convertible Notes, and Existing Interests

•	Under the Revised Proposal, the Consenting Creditors will not be required to complete a $350 million equity rights offering prior to the Effective Date

•	Revised Proposal assumes a waiver of the $35 million break-up fee for terminating the equity rights offering

Brian C. Link

Citigroup Global Markets Inc.

Co-Head of M&A, Americas

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